Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

CONTACT:

Barbara Baker
Taubman, Vice President,
Corporate Affairs & Investor Relations
248-258-7367
bbaker@taubman.com

FOR IMMEDIATE RELEASE

TAUBMAN CENTERS ISSUES STRONG FIRST QUARTER RESULTS

•	Funds from Operations (FFO) Up 20%

•	Net Operating Income (NOI) Excluding Lease Cancellation Income Up 5%

•	Mall Tenant Sales Per Square Foot Up 5.6%

•	Net Income, Average Rent Per Square Foot, Occupancy, and Leased Space Up

BLOOMFIELD HILLS, Mich., April 25, 2013 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the first quarter of 2013.

	March 31, 2013 Three Months Ended	March 31, 2012 Three Months Ended
Net income allocable to common shareholders per diluted share (EPS)	$0.43	$0.30
Funds from Operations (FFO) per diluted share Growth rate	$0.90 20.0%	$0.75

“We're pleased to kick off 2013 with this strong performance,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “Our results were propelled by increased rents and recoveries. We also received significant contributions from our newest center, City Creek Center (Salt Lake City, Utah), and our recent acquisitions of additional interests in International Plaza (Tampa, Fla.) and Waterside Shops (Naples, Fla.).”

NOI, Sales Per Square Foot, Rents, Occupancy, and Leased Space Up

For the quarter, NOI excluding lease cancellation income was up 5 percent. “Our core properties continue to post outstanding results through increased sales, rents, and occupancy,” said Mr. Taubman.

Mall tenant sales per square foot were up 5.6 percent from the first quarter of 2012. This brings the company's 12-month trailing mall tenant sales per square foot to $698, an increase of 5.9 percent from the 12-months ended March 31, 2012.

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Taubman Centers /2

Average rent per square foot for the quarter was $47.83, up 4.2 percent from $45.90 in the comparable period last year. Ending occupancy in all centers was 90.3 percent on March 31, 2013, up 0.8 percent from 89.5 percent on March 31, 2012. Leased space in all centers was 92.4 percent on March 31, 2013, up 0.5 percent from 91.9 percent on March 31, 2012.

Development

The company continues to progress on its development pipeline in the U.S. and Asia.

•	Taubman Prestige Outlets Chesterfield (Chesterfield, Mo.) - opening August 2, 2013

•	The Mall at University Town Center (Sarasota, Fla.) - opening October 16, 2014

•	The Mall of San Juan (San Juan, Puerto Rico) - opening March 26, 2015

•	Saigao City Plaza - retail component (Xi'an, China) - opening 2015

•	Zhengzhou Vancouver Times Square (Zhengzhou, China) - opening 2015

•	Hanam Union Square (Hanam, Gyeonggi Province, South Korea) - opening 2016

Financing Activity

In March, the company announced a new primary unsecured revolving line of credit. The new line increases the company's borrowing capacity from $650 million to $1.1 billion and includes an accordion feature that would increase the borrowing capacity to as much as $1.5 billion, if fully exercised. See Taubman Centers Announces The Closing Of $1.1 Billion Line Of Credit - March 1, 2013.

Also in March, the company issued $170 million, including the exercise of the underwriter's option, of perpetual 6.25% Series K Cumulative Preferred Stock (NYSE: TCO PR K) at a price of $25.00 per share. Proceeds were used to reduce outstanding borrowings under the company's revolving lines of credit.

In January, the company completed the previously announced $225 million, 10-year, non-recourse financing on Great Lakes Crossing Outlets (Auburn Hills, Mich.). The loan bears interest at an all-in fixed rate of 3.63%. The company received approximately $100 million of excess proceeds after the repayment of the previously outstanding $126 million, 5.25% fixed rate loan, which were used to reduce outstanding borrowings under the company's revolving lines of credit.

Dividend Increased

In March, the company declared a regular quarterly dividend of $0.50 per share of common stock, an increase of 8.1 percent. Since the company went public in 1992 it has never reduced its common dividend and has increased its dividend 16 times, achieving a 4.2 percent compounded annual growth rate. See Taubman Centers Increases Quarterly Common Dividend 8.1 Percent To $0.50 Per Share - March 8, 2013.

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Taubman Centers /3

2013 Guidance

The company is adjusting its guidance for 2013 FFO per diluted share to the range of $3.57 to $3.67 from the previous range of $3.57 to $3.70. The change includes the negative 6.5 cent impact of the company's March 2013 Series K Preferred Stock offering. This guidance assumes comparable center NOI growth, excluding lease cancellation income, of at least 3 percent for the year. 2013 EPS is expected to be in the range of $1.67 to $1.82.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investing.” This includes the following:

•	Income Statements

•	Earnings Reconciliations

•	Changes in Funds from Operations and Earnings Per Share

•	Components of Other Income, Other Operating Expense, and Nonoperating Income

•	Recoveries Ratio Analysis

•	Balance Sheets

•	Debt Summary

•	Other Debt, Equity and Certain Balance Sheet Information

•	Construction

•	Acquisitions

•	Capital Spending

•	Operational Statistics

•	Owned Centers

•	Major Tenants in Owned Portfolio

•	Anchors in Owned Portfolio

•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 11:00 AM Eastern Daylight Time on Friday, April 26 to discuss these results, business conditions and the company's outlook for the remainder of 2013. The conference call will be simulcast at www.taubman.com under “Investing” as well as www.earnings.com and www.streetevents.com. An online replay will follow shortly after the call and continue for approximately 90 days.

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Taubman Centers /4

Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 27 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman's U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Taubman is currently developing Taubman Prestige Outlets Chesterfield in Chesterfield, Mo.; The Mall at University Town Center in Sarasota, Fla.; The Mall of San Juan in San Juan, Puerto Rico; and shopping malls in Xi'an and Zhengzhou, China and Hanam, South Korea.  Taubman Centers is headquartered in Bloomfield Hills, Mich. and Taubman Asia, the platform for Taubman Centers' expansion into China and South Korea, is headquartered in Hong Kong.  Founded in 1950, Taubman has more than 60 years of experience in the shopping center industry.  For more information about Taubman, visit www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties.  You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

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Taubman Centers/5

TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended March 31, 2013 and 2012
(in thousands of dollars, except as indicated)

	Three Months Ended
	2013	2012

Net income	46,356	32,177
Noncontrolling share of income of consolidated joint ventures	(2,781)	(1,834)
Noncontrolling share of income of TRG	(11,789)	(8,751)
Preferred stock dividends	(3,600)	(3,658)
Distributions to participating securities of TRG	(442)	(403)
Net income attributable to Taubman Centers, Inc. common shareowners	27,744	17,531
Net income per common share - basic	0.44	0.30
Net income per common share - diluted	0.43	0.30
Beneficial interest in EBITDA - Combined (1)	128,483	111,090
Funds from Operations (1)	81,513	65,152
Funds from Operations attributable to TCO (1)	58,205	44,790
Funds from Operations per common share - basic (1)	0.92	0.77
Funds from Operations per common share - diluted (1)	0.90	0.75
Weighted average number of common shares outstanding - basic	63,415,922	58,247,148
Weighted average number of common shares outstanding - diluted	64,570,812	59,907,860
Common shares outstanding at end of period	63,677,971	58,727,927
Weighted average units - Operating Partnership - basic	88,760,871	84,726,888
Weighted average units - Operating Partnership - diluted	90,787,023	87,258,862
Units outstanding at end of period - Operating Partnership	89,013,319	85,206,435
Ownership percentage of the Operating Partnership at end of period	71.5%	68.9%
Number of owned shopping centers at end of period	24	24

Operating Statistics:
Net Operating Income excluding lease cancellation income - growth % (2)	5.0%
Mall tenant sales - all centers (3)	1,454,788	1,354,100
Mall tenant sales - comparable (2)(3)	1,421,045	1,347,913
Ending occupancy - all centers	90.3%	89.5%
Ending occupancy - comparable (2)	90.2%	89.7%
Average occupancy - all centers	90.4%	89.7%
Average occupancy - comparable (2)	90.4%	89.8%
Leased space - all centers	92.4%	91.9%
Leased space - comparable (2)	92.3%	92.2%
All centers:
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses (3)	13.7%	13.2%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures (3)	12.0%	12.0%
Mall tenant occupancy costs as a percentage of tenant sales - Combined (3)	13.2%	12.9%
Comparable centers:
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses (2)(3)	13.7%	13.3%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures (3)	12.0%	12.0%
Mall tenant occupancy costs as a percentage of tenant sales - Combined (2)(3)	13.1%	12.9%
Average rent per square foot - Consolidated Businesses (2)	48.13	46.56
Average rent per square foot - Unconsolidated Joint Ventures	47.11	44.41
Average rent per square foot - Combined (2)	47.83	45.90

Taubman Centers/6

(1)
Beneficial Interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial Interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment write-downs of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, Beneficial Interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing or financing activities as defined by GAAP.

(2)	Statistics exclude non-comparable centers. The 2012 statistics, other than sales per square foot growth, have been restated to include comparable centers to 2013.
(3)	Based on reports of sales furnished by mall tenants.

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended March 31, 2013 and 2012
(in thousands of dollars)
	2013		2012
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	102,309	40,071	93,744	38,627
Percentage rents	5,628	2,197	4,403	2,203
Expense recoveries	64,037	23,584	56,477	22,764
Management, leasing, and development services	3,382		8,648
Other	7,901	1,699	5,992	1,716
Total revenues	183,257	67,551	169,264	65,310

EXPENSES:
Maintenance, taxes, utilities, and promotion	46,557	17,211	41,698	16,109
Other operating	16,163	4,103	16,310	3,622
Management, leasing, and development services	2,026		8,522
General and administrative	12,236		8,407
Interest expense	34,452	16,934	37,527	15,667
Depreciation and amortization	37,022	10,071	36,434	8,576
Total expenses	148,456	48,319	148,898	43,974

Nonoperating income	2,237	8	124	8
	37,038	19,240	20,490	21,344
Income tax expense	(1,028)		(214)
Equity in income of Unconsolidated Joint Ventures	10,346		11,901

Net income	46,356		32,177
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(2,781)		(1,834)
Noncontrolling share of income of TRG	(11,789)		(8,751)
Distributions to participating securities of TRG	(442)		(403)
Preferred stock dividends	(3,600)		(3,658)
Net income attributable to Taubman Centers, Inc. common shareowners	27,744		17,531

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	108,512	46,245	94,451	45,587
EBITDA - outside partners' share	(6,060)	(20,214)	(8,467)	(20,481)
Beneficial interest in EBITDA	102,452	26,031	85,984	25,106
Beneficial interest expense	(32,289)	(9,376)	(33,321)	(8,094)
Beneficial income tax expense - TRG and TCO	(1,028)		(211)
Beneficial income tax expense - TCO	33
Non-real estate depreciation	(710)		(654)
Preferred dividends and distributions	(3,600)		(3,658)
Funds from Operations contribution	64,858	16,655	48,140	17,012

Net straight-line adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	1,023	103	572	58

Green Hills purchase accounting adjustments - minimum rents increase	204		213

Green Hills, El Paseo Village, and Gardens on El Paseo purchase accounting
adjustments - interest expense reduction	858		858

Waterside Shops purchase accounting adjustments - interest expense reduction		263

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 3 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations
For the Three Months Ended March 31, 2013 and 2012
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2013			2012
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit

Net income attributable to TCO common shareowners - Basic	27,744	63,415,922	0.44	17,531	58,247,148	0.30

Add impact of share-based compensation	152	1,154,890		168	1,660,712

Net income attributable to TCO common shareowners - Diluted	27,896	64,570,812	0.43	17,699	59,907,860	0.30

Add depreciation of TCO's additional basis	1,720		0.03	1,719		0.03
Add TCO's additional income tax expense	33		0.00

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax expense	29,649	64,570,812	0.46	19,418	59,907,860	0.32

Add:
Noncontrolling share of income of TRG	11,789	25,344,949		8,751	26,479,740
Distributions to participating securities of TRG	442	871,262		403	871,262

Net income attributable to partnership unitholders
and participating securities	41,880	90,787,023	0.46	28,572	87,258,862	0.33

Add (less) depreciation and amortization:
Consolidated businesses at 100%	37,022		0.41	36,434		0.42
Depreciation of TCO's additional basis	(1,720)		(0.02)	(1,719)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,116)		(0.01)	(2,424)		(0.03)
Share of Unconsolidated Joint Ventures	6,309		0.07	5,111		0.06
Non-real estate depreciation	(710)		(0.01)	(654)		(0.01)

Less impact of share-based compensation	(152)		(0.00)	(168)		(0.00)

Funds from Operations	81,513	90,787,023	0.90	65,152	87,258,862	0.75

TCO's average ownership percentage of TRG	71.4%			68.7%

Funds from Operations attributable to TCO
excluding additional income tax expense	58,238		0.90	44,790		0.75

Less TCO's additional income tax expense	(33)		(0.00)

Funds from Operations attributable to TCO	58,205		0.90	44,790		0.75

Taubman Centers/9

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income to Beneficial Interest in EBITDA
For the Periods Ended March 31, 2013 and 2012
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended
	2013	2012

Net income	46,356	32,177

Add (less) depreciation and amortization:
Consolidated businesses at 100%	37,022	36,434
Noncontrolling partners in consolidated joint ventures	(1,116)	(2,424)
Share of Unconsolidated Joint Ventures	6,309	5,111

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	34,452	37,527
Noncontrolling partners in consolidated joint ventures	(2,163)	(4,206)
Share of Unconsolidated Joint Ventures	9,376	8,094
Share of income tax expense	1,028	211

Less noncontrolling share of income of consolidated joint ventures	(2,781)	(1,834)

Beneficial Interest in EBITDA	128,483	111,090

TCO's average ownership percentage of TRG	71.4%	68.7%

Beneficial Interest in EBITDA attributable to TCO	91,796	76,371

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Periods Ended March 31, 2013 and 2012
(in thousands of dollars)

	Three Months Ended
	2013	2012

Net income	46,356	32,177

Add (less) depreciation and amortization:
Consolidated businesses at 100%	37,022	36,434
Noncontrolling partners in consolidated joint ventures	(1,116)	(2,424)
Share of Unconsolidated Joint Ventures	6,309	5,111

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	34,452	37,527
Noncontrolling partners in consolidated joint ventures	(2,163)	(4,206)
Share of Unconsolidated Joint Ventures	9,376	8,094
Share of income tax expense	1,028	211

Less noncontrolling share of income of consolidated joint ventures	(2,781)	(1,834)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	6,060	8,467
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	20,214	20,481

EBITDA at 100%	154,757	140,038

Add (less) items excluded from shopping center NOI:
General and administrative expenses	12,236	8,407
Management, leasing, and development services, net	(1,356)	(126)
Gain on sale of peripheral land	(863)
Interest income	(59)	(132)
Gain on sale of marketable securities	(1,323)
Straight-line of rents	(1,456)	(649)
Non-center specific operating expenses and other	3,851	6,896

NOI - all centers at 100%	165,787	154,434

Less - NOI of non-comparable center (1)	(3,126)	(349)

NOI at 100% - comparable centers	162,661	154,085

NOI - growth %	5.6%

NOI at 100% - comparable centers	162,661	154,085

Lease cancellation income	(1,836)	(989)

NOI at 100% - comparable centers excluding lease cancellation income	160,825	153,096

NOI excluding lease cancellation income - growth %	5.0%

(1)	Includes City Creek Center.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 6 - Balance Sheets
As of March 31, 2013 and December 31, 2012
(in thousands of dollars)
	As of
	March 31, 2013	December 31, 2012
Consolidated Balance Sheet of Taubman Centers, Inc. :

Assets:
Properties	4,282,213	4,246,000
Accumulated depreciation and amortization	(1,422,799)	(1,395,876)
	2,859,414	2,850,124
Investment in Unconsolidated Joint Ventures	212,875	214,152
Cash and cash equivalents	73,730	32,057
Restricted cash	5,185	6,138
Accounts and notes receivable, net	62,130	69,033
Accounts receivable from related parties	1,850	2,009
Deferred charges and other assets	87,328	94,982
	3,302,512	3,268,495
Liabilities:
Notes payable	2,832,385	2,952,030
Accounts payable and accrued liabilities	270,350	278,098
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	384,223	383,293
	3,486,958	3,613,421

Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	25	25
Series J Cumulative Redeemable Preferred Stock
Series K Cumulative Redeemable Preferred Stock
Common stock	637	633
Additional paid-in capital	822,088	657,071
Accumulated other comprehensive income (loss)	(23,572)	(22,064)
Dividends in excess of net income	(895,446)	(891,283)
	(96,268)	(255,618)
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(42,308)	(45,066)
Noncontrolling interests in partnership equity of TRG	(45,870)	(44,242)
	(88,178)	(89,308)
	(184,446)	(344,926)
	3,302,512	3,268,495

Combined Balance Sheet of Unconsolidated Joint Ventures (1) :

Assets:
Properties	1,126,845	1,129,647
Accumulated depreciation and amortization	(475,936)	(473,101)
	650,909	656,546
Cash and cash equivalents	20,597	30,070
Accounts and notes receivable, net	24,702	26,032
Deferred charges and other assets	32,715	31,282
	728,923	743,930
Liabilities:
Mortgage notes payable	1,488,062	1,490,857
Accounts payable and other liabilities, net	58,227	68,282
	1,546,289	1,559,139

Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(460,851)	(459,390)
Accumulated deficiency in assets - Joint Venture Partners	(335,752)	(333,752)
Accumulated other comprehensive income (loss) - TRG	(10,369)	(11,021)
Accumulated other comprehensive income (loss) - Joint Venture Partners	(10,394)	(11,046)
	(817,366)	(815,209)
	728,923	743,930

(1)	Unconsolidated Joint Venture amounts exclude the balances of entities that own interests in projects that are currently under development.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 7 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2013

Funds from Operations per common share	3.57	3.67

Real estate depreciation - TRG	(1.78)	(1.73)

Distributions on participating securities of TRG	(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.11)	(0.11)

Net income attributable to common shareowners, per common share (EPS)	1.67	1.82